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                                                                     Exhibit 4.3

                                     WARRANT

                            TO PURCHASE COMMON STOCK
                                       OF
                                  ACKEEOX CORP.

THIS CERTIFIES THAT, upon surrender of this Warrant at the office of Florida Atlantic Stock Transfer, Inc. (the "Warrant Agent") located at 7130 Nob Hill Road, Tamarac, Florida 33321 accompanied by payment as hereinafter provided, _________________ or its assigns (the "Holder") is entitled to purchase at any time prior to the expiration of the Warrant Exercise Period (as hereinafter defined), but not thereafter, ___________________________ shares of common stock ("Common Stock"), of Ackeeox Corp., a Florida corporation ("Company"), as such Common Stock shall be constituted at the time of purchase, which shares have been duly authorized and set aside for issuance and will, upon such issuance, be fully paid and nonassessable, at the price of five dollars ($5.00) per share, subject to the terms and provisions set forth herein and in an agreement by and between the Company and the Warrant Agent, and not otherwise.

This Warrant shall be exercisable in whole at any time or in part from time to time (provided that not less than twenty (20) shares of Common Stock shall be purchased upon any such partial exercise hereof), for a period of twenty four
(24) months (the "Warrant Exercise Period"), commencing September 30, 2002, provided that the Common Stock issuable upon the exercise of this Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933, as amended (the "Securities Act"), and the securities or "blue sky" laws of the jurisdiction in which the exercise of this Warrant is proposed to be effected. Upon the expiration of the Warrant Exercise Period, this Warrant shall expire and become void and of no value. No fractional shares shall be issued upon the exercise hereof.

This Warrant shall be registered at the office of the Warrant Agent and is transferable only at said office by the registered Holder hereof or its duly authorized attorney upon surrender of this certificate, properly endorsed.

Upon any adjustment of the number of shares of Common Stock which may be purchased upon the exercise of this Warrant and/or the purchase price per share, then in each such case the Company shall give written notice thereof, as hereinbelow provided, which notice shall state the purchase price per share resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.



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THIS WARRANT MAY NOT BE TRANSFERRED OR EXERCISED BEFORE SEPTEMBER 30, 2002 AND
UNLESS IT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR ARE EXEMPT FROM SUCH REGISTRATION, OR SUCH TRANSFER OR EXERCISE (AND THE ISSUANCE OF COMMON STOCK PURSUANT TO SUCH EXERCISE) IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS. THE COMPANY WILL USE ITS BEST EFFORTS SO TO REGISTER OR QUALIFY THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, AND/OR SO TO REGISTER OR QUALIFY THE TRANSACTIONS PURSUANT TO WHICH SUCH SECURITIES ARE ISSUED OR TRANSFERRED, UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF THE JURISDICTIONS IN WHICH WARRANTS ARE SOLD; THE COMPANY MAY, IN ITS SOLE DISCRETION, ATTEMPT SO TO REGISTER OR QUALIFY SUCH SECURITIES IN JURISDICTIONS OTHER THAN THOSE IN WHICH WARRANTS ARE SOLD.

The Holder of this Warrant shall not by virtue hereof have any rights of a shareholder of the Company or to notice of meetings of shareholders or of any other proceedings of the Company.

If prior to the expiration of this Warrant, by exercise hereof or by its terms:

    (a) The Company shall be recapitalized through the subdivision of its outstanding shares of Common Stock into a greater number of shares, or shall by exchange or substitution of or for its outstanding Common Stock or otherwise, reduce the number of such shares, then in each such case the number of shares deliverable upon the exercise of this Warrant shall be changed in proportion to such increase or decrease of the outstanding shares of such Common Stock of the Company, without any change in the aggregate payment by the Holder from the aggregate payment specified on the face of this Warrant; and

    (b) A dividend shall be declared or paid at any time on the Common Stock of the Company in its Common Stock or in securities convertible into Common Stock of the Company, then in each such case the number of shares deliverable upon the exercise thereafter of this Warrant shall, without requiring any payment by the Holder in addition to the payment specified on the face hereof, be increased in proportion to the increase, through such dividend, in the number of outstanding shares of Common Stock of the Company. In the computation of the increased number of shares deliverable upon the exercise of this Warrant, any dividend paid or distributed upon the Common Stock in securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof. The obligations of the Company and the rights of the Holder hereof shall not be affected by the exercise of any conversion privileges heretofore granted to the holders of any of the stock or securities of the Company or of any other corporation; and



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    (c) The Company shall, at any time while this Warrant is outstanding, declare a dividend on its Common Stock, other than as provided in the preceding paragraph (b), then in each such case the Company shall give notice in writing to the registered Holder of this Warrant, and such dividends so declared shall be made payable only to the shareholders of record on a date at least ten (10) days subsequent to the date of such notice, including stock issued pursuant to the exercise of such Warrants prior to such record date; and

    (d) The Company shall be recapitalized by reclassifying its outstanding Common Stock into stock without par value, or the Company or a successor corporation shall consolidate or merge with, or convey all, or substantially all, of its or any successor corporation's property or assets to, any other corporation or corporations (any such corporation being included within the meaning of "successor corporation" as hereinbefore used in the event of any consolidation or merger of such corporation with, or the sale of all, or substantially all, of the property or assets of such corporation to another corporation or corporations) then in each such case, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or other assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place; and in any such event the rights of the Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of this Warrant as hereinbefore provided shall continue and be preserved in respect of any stock which the Holder becomes entitled to purchase. It shall be a condition of such consolidation, merger or conveyance that each successor corporation shall assume, in manner and form satisfactory to the Warrant Agent, the obligation to deliver to the Holder, upon the exercise of this Warrant, such shares of stock, securities or assets as, in accordance with the provisions of this Warrant, shall have been provided for such purpose. The Warrant Agent shall assume no liability for its exercise of discretion hereunder, other than for wilful wrongdoing.

This Warrant shall be deemed to have been exercised, and the Holder exercising the same to have become a shareholder of record of the Company, for the purpose of receiving dividends and for all other purposes whatsoever as of the date the Holder surrenders this Warrant accompanied by payment in cash, as herein provided. The Company agrees that, while this Warrant shall remain valid and outstanding, its stock transfer books shall not


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be closed for any purpose whatsoever, except under arrangements which shall ensure to the Holder upon exercising this Warrant or applying for transfer of stock within five (5) days after the books shall have been reopened all rights and privileges which it might have had or received if the transfer books had not been closed and it had exercised this Warrant at any time during which such transfer books shall have been closed.

Upon each increase or decrease in the number of shares of Common Stock of the Company deliverable upon the exercise of this Warrant, or in the event of changes in the rights of the Holder by reason of other events hereinbefore set forth, then in each such case the Company shall forthwith file with the Warrant Agent a certificate executed by its President or Vice President, stating the increased or decreased number of shares so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

The Company covenants, at all times when this Warrant is outstanding and in effect, to reserve, unissued, such number of shares of Common Stock as it may be required to deliver pursuant to the exercise of this Warrant, subject to consolidation, merger or sale, as hereinabove set forth.

As used herein, the term "Holder" shall be construed to mean the registered holder hereof, and, in the case of any notice required by this Warrant to be given to the Holder, it shall be sufficient if mailed to the last known address of such Holder as the same appears on the books of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its corporate name by its President or Vice President, manually or in facsimile, and its corporate seal or a facsimile to be imprinted hereon as of the day and year first above written.

                                         ACKEEOX CORP.


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



[CORPORATE SEAL]






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                                SUBSCRIPTION FORM

                    (To be Executed Upon Exercise of Warrant)

The undersigned, the Holder(s) or assignee(s) of such Holder(s) of the within Warrant, hereby (i) subscribes for shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant and (ii) tenders herewith the full exercise price of all shares subscribed for.

Dated:
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Number of Shares Subscribed For:


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                                             PRINT NAME



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                                             LEGAL SIGNATURE








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                                   ASSIGNMENT

(To Be Executed By the Registered Holder to Effect a Transfer of the Within Warrant)


FOR VALUE RECEIVED, the undersigned Holder(s) do(es) hereby sell, assign and transfer unto ________________________________________ the right to purchase common stock evidenced by this Warrant, and does hereby irrevocably constitute and appoint _________________________________________________________________ to
transfer the said right on the books of the Company, with full power of substitution.

Dated:                                [NO EARLIER THAN SEPTEMBER 30, 2002]
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                                             PRINT NAME



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                                             LEGAL SIGNATURE





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